                                                                EXHIBIT 10.18




                                MASTER AGREEMENT



                                    BETWEEN



                                CROSSHOST, INC.



                                      AND



                CROSSROADS HOSPITALITY TENANT COMPANY, L. L. C.



                                      AND



                     CROSSROADS HOSPITALITY COMPANY, L.L.C.





                              SEPTEMBER 6, 1996

                                MASTER AGREEMENT
       (Leases of Sleep Inn Hotels located in Ocean Springs, Mississippi,
          Tallahassee, Florida, Sarasota, Florida and Destin, Florida)


         THIS MASTER AGREEMENT (this "Agreement"), dated as of September 6, 1996, by and among CROSSHOST, INC., a Maryland corporation ("Lessor"), and CROSSROADS HOSPITALITY TENANT COMPANY, L.L.C., an affiliate of Crossroads Hosptality Company, L. L. C. ("Lessee"), and CROSSROADS HOSPITALITY COMPANY,
L. L. C., a Delaware limited liability company ("Crossroads").

                              W I T N E S S E T H:

         WHEREAS, Lessor will hold and own clear and marketable title to the Sleep Inn hotel properties listed on Exhibit "A" attached hereto and made a part hereof (the "Sleep Inn Hotels");

         WHEREAS, contemporaneously with entering into this Agreement, Lessor is entering into separate and individual lease agreements with Lessee pursuant to which Lessor will lease each of the Sleep Inn Hotels to Lessee (hereinafter referred to individually as a "Lease," and collectively as the "Leases"). All capitalized terms used herein as defined terms which are not defined herein but which are defined in any of the Leases shall have the same meanings herein as are given to them in the Leases in which such terms are defined;

         WHEREAS, in furtherance of the consummation of the above-described lease transactions, Lessor, Lessee and Crossroads wish to set forth in this Agreement certain terms and conditions which shall apply to all of the Leases.

         NOW, THEREFORE, in consideration of the mutual premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

         Section 1. Termination Rights. Notwithstanding anything contained in any of the Leases to the contrary, Lessee shall, upon the provision to Lessor of at least ninety (90) days Notice, have the following termination rights with respect to the Leases:

                 (A) Lessee shall have the right to terminate without cause and without the payment of a Termination Fee (as defined below) any one of the Leases during the initial five (5) years after the Commencement Date; provided, however, in the event of a termination without cause pursuant to this Section 1(A), Lessee shall be obligated to pay Lessor all Rent and other sums due to Lessor with respect to the Lease being so terminated through the date of such termination.

                 (B) In the event Lessee shall have terminated one of the Leases during the initial five (5) years after the Commencement Date pursuant to Section 1(A) above, Lessee may not terminate without cause any other Lease during the initial five (5) years after the Commencement Date without simultaneously therewith terminating all of the remaining





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         Leases and paying to Lessor the sum of (i) the applicable Termination
         Fees (as defined below) to Lessor for each of the Leases being so terminated, as is set forth in Section 1(E) below, and (ii) all Rent and other sums due to Lessor with respect to each of the Leases being so terminated through the date of such termination or terminations.

                 (C) In addition to and notwithstanding any rights granted to Lessee in Section 1(A) above, in the event Lessee has not terminated any of the Leases during the initial three (3) years after the Commencement Date, Lessee shall have the right to simultaneously terminate without cause and without the payment of a Termination Fee (as defined below) all but not less than all of the Leases then in effect after the third (3rd) anniversary of the Commencement Date but on or prior to the fifth (5th) anniversary of the Commencement Date; provided, however, in the event of a termination without cause pursuant to this Section 1(C), Lessee shall be obligated to pay
         Lessor all Rent and other sums due to Lessor with respect to the Leases being so terminated through the date of such termination.

                 (D) At any time after the fifth (5th) anniversary of the Commencement Date Lessee shall have the right to terminate without cause and without the payment of a Termination Fee (as defined below) any of the Leases; provided, however, in the event of a termination without cause pursuant to this Section 1(D) Lessee shall be obligated to pay Lessor all Rent and other sums due to Lessor with respect to each of the Leases being so terminated through the date of such termination or terminations; provided further, however, that if Lessee has, before or after the fifth (5th) anniversary of the Commencement Date, previously terminated without cause one (1) of the Leases, Lessee may not thereafter terminate without cause any other Lease without simultaneously therewith terminating the remainder of the Leases and paying to Lessor all Rent and other sums due to Lessor with respect to each of the Leases being so terminated through the date of such termination or terminations.

                 (E) In the event that Lessee terminates any of the Leases pursuant to Section 1(B) above, Lessee shall pay to Lessor termination fees (the "Termination Fees") as follows:

                          (i)     If the termination without cause pursuant to
                 Section 1(B) above occurs prior to the third (3rd) anniversary of the Commencement Date, the Termination Fees shall be in an amount equal to the product of (x) the Base Management Fee earned during the first year after the Commencement Date pursuant to each of the Leases being so terminated, multiplied by (y) three (3). For purposes of calculating the Termination Fees due pursuant to this Section 1(E)(i), if the termination without cause occurs during the first year after the Commencement Date, the Base Management Fee earned during the first year after the Commencement Date pursuant to each of the Leases being so terminated, shall be in an amount equal to the sum of (x) the Base Management Fee actually paid for the portion of such first year through the date of termination for the Leases being so terminated, and (y) the projected Base Management Fee to be paid from the date of termination for each of the Leases being so terminated for the remainder of such first year.


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                          (ii)    If the termination without cause pursuant to
                 Section 1(B) above occurs after the third (3rd) anniversary of the Commencement Date but prior to the fourth (4th) anniversary of the Commencement Date, the Termination Fees shall be in an amount equal to the product of (x) the Base Management Fee earned during the first year after the Commencement Date pursuant to each of the Leases being so terminated, multiplied by (y) two (2).

                          (iii)   If the termination without cause pursuant to
                 Section 1(B) above occurs after the fourth (4th) anniversary but on or prior to the fifth (5th) anniversary of the Commencement Date, the Termination Fees shall be in an amount equal to the Base Management Fee earned during the first year after the Commencement Date pursuant to each of the Leases being so terminated.

                          (iv)    Notwithstanding anything contained in this
                 Section 1(E) to the contrary, Lessee and Crossroads understand and agree that in no event shall the Base Management Fee for each of the Leases terminated by Lessee pursuant to Section 1(B) above be less than the amounts set forth on Exhibit "B" attached hereto and made a part hereof for the purposes of calculating the Termination Fees to be paid to Lessor pursuant to Sections 1(E)(i), (ii) and/or (iii) above.

                 (F) Notwithstanding anything contained in this Section 1 to the contrary, Lessor understands and agrees that the termination by Lessee of a Lease pursuant to the provisions of Section 41 of any of the Leases shall not be deemed a termination without cause pursuant to Sections 1(A), (B), (C) or (D) above.

                 (G) Notwithstanding anything contained in Section 1(E) above to the contrary, Lessor understands and agrees that in the event Lessee has not recovered all accrued Negative Base Rent at the time of termination without cause of the Leases pursuant to Section 1(B) above, the Termination Fees payable incident to such terminations shall be reduced by the amount of Negative Base Rent accrued but unrecovered by Lessee for each of the Leases being so terminated.

                 (H) Notwithstanding anything contained in this Section 1 to the contrary, Lessee and Crossroads understand and agree that the provisions of this Section 1 shall in no way release or be deemed to release Lessee from any other obligations Lessee may have incident to the termination of any of the Leases (whether such termination is with or without cause), said obligations being more specifically set forth in each of the Leases.

         Section 2. Events of Default by Lessee Under the Leases. Lessee and Crossroads understand and agree that if an Event of Default by Lessee occurs under any of the Leases on or prior to the fifth (5th) anniversary of the Commencement Date, Lessee is obligated to, among other things, pay to Lessor the applicable Termination Fees described in Section 1(E) above, together with all Rent and other sums due by Lessee to Lessor pursuant to such Lease or Leases through the date of such default termination or terminations. Lessee and Crossroads further understand and agree that if an Event of Default by Lessee occurs under any of the Leases after the fifth (5th) anniversary of the Commencement Date, Lessee is obligated to, among other things, pay the Lessor all Rent and other





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sums due by Lessee to Lessor pursuant to such Lease or Leases through the date of such default termination or terminations.

         Section 3. Stock Pledge Covenants. In consideration of the agreement by Lessor to enter into the Leases with Lessee and to secure the obligations of Lessee set forth in Sections 1 and 2 above, Lessee and/or Crossroads or an affiliate thereof covenant and agree to at all times during the Term (as defined below), grant to Lessor a security interest in and pledge of (a) 30,000 shares of the capital stock of Lessor for the initial three (3) years after the Commencement Date, (b) 20,000 shares of the capital stock of Lessor from and after the third (3rd) anniversary of the Commencement Date until the fourth
(4th) anniversary of the Commencement Date, (c) 10,000 shares of the capital stock of Lessor after the fourth (4th) anniversary of the Commencement Date and from and through the fifth (5th) anniversary of the Commencement Date, and (d) the number of shares of the capital stock of Lessor having a value not less than the sum of the Percentage Rent paid by Lessee pursuant to all of the Leases then in effect for the previous Fiscal Year after the fifth (5th) anniversary of the Commencement Date and at all times thereafter during the Term (as defined below); provided, however, in no event shall the total value of the number of capital shares of Lessor pledged to Lessor pursuant to (a),
(b) or (c) above be less than an amount equal to the sum of the Percentage Rent paid by Lessee pursuant to the Leases then in effect for the previous Fiscal Year. Lessee and Crossroads understand and agree that Lessee and/or Crossroads, as applicable, shall, upon request by Lessor, execute such documents and instruments reasonably requested by Lessor to evidence and perfect the stock pledge, lien and security interest herein granted.

         Section 4.   Guaranty in Lieu of Stock Pledge.

         (A) Notwithstanding anything contained in Section 3 above to the contrary, at any time during the Term (as defined below), upon provision to Lessor of at least ninety (90) days Notice, Crossroads may elect to guaranty the obligations of Lessee set forth in Sections 1 and 2 above in substitution for the obligation to pledge shares of the capital stock of Lessor as described in Section 3 above. In such event Crossroads covenants and agrees that during the Term (as defined below) and as applicable with the date of such election, Crossroads will not permit its Net Worth (as defined below) to be less than (a) $600,000.00 for the initial three (3) years after the Commencement Date, (b) $400,000.00 from and after the third (3rd) anniversary of the Commencement Date until the fourth (4th) anniversary of the Commencement Date and from and through the fifth (5th) anniversary of the Commencement Date, and (d) in an amount not less than the sum of the Percentage Rent paid by Lessee pursuant to all of the Leases then in effect for the previous Fiscal Year from and after the fifth (5th) anniversary of the Commencement Date and at all time thereafter during the Term (as defined below).

         (B) For purposes of this Section 4, Crossroads understands and agrees that Net Worth shall mean the sum of the following for Crossroads: (a) the amount of capital or stated capital (after deducting the cost of any shares held in its treasury), plus (b) the amount of capital surplus and retained earnings (or, in the case of a capital or retained earnings deficit, minus the amount of such deficit), minus (c) the sum of the following (without duplication of deductions with respect to items already deducted in arriving at surplus and retained earnings): (1) unamortized debt discount and expense; and
(2) any write-up in the book value of assets resulting from a revaluation thereof subsequent to the most recent Financials (as defined below) prior to the date thereof, except any net





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write-up in value of foreign currency in accordance with generally accepted accounting principles; provided, however, that Crossroads covenants and agrees that it will maintain at least forty percent (40%) of the foregoing Net Worth requirements in liquid assets.

         (C) For purposes of this Section 4, Crossroads covenants and agrees to at all times after its election to so guaranty the obligations of Lessee set forth in Sections 1 and 2 above and during the Term (as defined below) provide to Lessor for each Fiscal Year or other accounting period, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective Fiscal Year to the end of such period and the related balance sheet as of the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with generally accepted accounting principles and audited by independent certified public accounts acceptable to Lessor in its sole discretion ("Financials").

         Section 5. Franchise Agreements. Lessor has or will obtain and enter into a Franchise Agreement or Franchise Agreements with Choice Hotels International, Inc. with respect to the Hotels which are the subject to the Leases. Lessee agrees that Lessee will at all times during the existence of the Leases comply in every respect with the provisions of the Franchise Agreement(s) so as to avoid any default thereunder, and in this regard, shall be responsible for the payment of any and all fees and charges required pursuant to the Franchise Agreement(s). In the event any of the Leases expire by their terms or are otherwise terminated (whether by Lessee pursuant to the terms hereof or otherwise), Lessor shall release Lessee from any further compliance or payment obligations with respect to the Franchise Agreement(s) relating to the Lease or Leases expired or terminated, unless Lessee has, through its lack of compliance or payments, caused a default to occur under the subject Franchise Agreement(s), and such default has not occurred as a result of an event of default by Lessor pursuant to the terms of the applicable Leases or this Agreement. If Lessee has through no fault of Lessor, caused a default to occur unless such Franchise Agreement(s), Lessee and/or Crossroads shall immediately cure any such default. Lessee and Crossroads acknowledge and agree that the security interests and/or guaranty granted to Lessor pursuant to the provisions of Section 3 and Section 4 of this Agreement, as applicable, shall also secure the curative actions of Lessee, if any, required pursuant to the provisions of this Section 5.

         Section 6. Term. This Agreement shall continue in full force and effect so long as any of the Leases remain in effect (the "Term").

         Section 7.  Miscellaneous.

                 (A) In the event Crossroads elects to guaranty the obligations of Lessee set forth in Sections 1 and 2 above, Crossroads represents and warrants to Lessor, as an inducement for Lessor to enter into the Leases, that Crossroads has an interest in the financial success of Lessee.

                 (B) In the event Crossroads elects to guaranty the obligations of Lessee set forth in Sections 1 and 2 above, notice of acceptance of the guaranty obligations of Crossroads by Lessor is hereby waived by Crossroads.





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                 (C)      In the event Crossroads elects to guaranty the
         obligations of Lessee set forth in Sections 1 and 2 above, Crossroads understands and agrees that the liability of Crossroads pursuant to this Agreement shall in no way be affected by (i) the release or discharge of Lessee in any creditor's receivership, bankruptcy or other proceedings, (ii) the impairment, limitation or modification of the liability of Lessee or the estate of Lessee in bankruptcy, or of any remedy for the enforcement of Lessee's liability under any of the Leases resulting from the operation of any present or future provision of the United States Bankruptcy Code or other statute or from the decision of any court, (iii) the rejection or disaffirmance of any of the Leases in any such proceedings, (iv) the assignment or transfer of any of the Leases in a manner prohibited by any of the Leases, (v) any disability or other defense of Lessee, or (vi) the cessation for any cause whatsoever, other than Lessor's fault, of the liability of Lessee pursuant to any of the Leases.

                 (D) In the event Crossroads elects to guaranty the obligations of Lessee set forth in Sections 1 and 2 above, Crossroads understands and agrees that until all the covenants and conditions in the Leases on Lessee's part to be performed and observed are fully performed and observed, Crossroads (i) shall have no right of subrogation against Lessee by reason of any payments or acts of performance by Crossroads in compliance with the obligations of Crossroads hereunder, (ii) waives any right to enforce any remedy which Crossroads now or hereafter shall have against Lessee by reason of any one or more payments or acts of performance in compliance with the obligations of Crossroads hereunder, and (iii) subordinates any lability or indebtedness of Lessee now or hereafter held by Crossroads to the obligations of Lessee to Lessor under the Leases.

                 (E) Lessor represents and warrants to Lessee and Crossroads that the unaudited financial statements of Lessor, dated March 31, 1996, and submitted to Lessee and Crossroads, are true and correct in all material respects; provided, that if it is hereafter determined by Lessee and/or Crossroads in their reasonable judgment that such financial statements are not true and correct in certain material respects, then Lessor agrees that the Base Rent with respect to the Leases shall be reduced in amounts reasonably determined by Lessee, Lessor, and Crossroads and otherwise commensurate with the material inaccuracies contained in such financial statements.

                 (F) Any notice which may or is required to be given hereunder shall be deemed given when received by personal delivery, federal express or other overnight delivery service, or by registered or certified United States mail, addressed to Lessor, Lessee and/or Crossroads at the addresses set forth after their respective names below, or at such different addresses as either party shall advise the other party in writing:

         To Lessor:                                                 with copy to:
                 CrossHost, Inc.                                             James M. Duncan
                 7825 Fay Avenue                                             703 McKinney Avenue
                 Suite 250                                                   Suite 303
                 La Jolla, California  92037                                 Dallas, Texas  75202
                 Attn:  Michael McNulty, President                           Attn:  James M. Duncan





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

         To Lessee:                                                 with copy to:
                 Crossroads Hospitality Tenant                      Interstate Hotels Corporation
                    Company, L.L.C.                                 Foster Plaza Ten
                 Foster Plaza Ten                                   680 Andersen Drive
                 680 Andersen Drive                                 Pittsburgh, Pennsylvania 15220
                 Pittsburgh, Pennsylvania  15220                    Attn: General Counsel
                 Attn:  Kevin P. Kilkeary

         To Crossroads:                                     with copy to:
                 Crossroads Hospitality Company, L.L.C.             Interstate Hotels Corporation
                 Foster Plaza Ten                                   Foster Plaza Ten
                 680 Andersen Drive                                 680 Andersen Drive
                 Pittsburgh, Pennsylvania  15220                    Pittsburgh, Pennsylvania  15220
                 Attn:  Kevin P. Kilkeary                           Attn:  General Counsel

                 (G) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                 (H) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

                 (I) This Agreement may not be modified or changed orally but may be modified or changed only by a written agreement signed by the parties hereto.

                 (J) No waiver of any breach of any covenant, condition or agreement contained herein shall be construed to be a subsequent waiver of that covenant, condition or agreement or of any subsequent breach thereof or of this Agreement.

                 (K) If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

                 (L) To the extent that any conflict exists between this Agreement and any of the Leases, this Agreement shall control the understandings and agreements among the parties respecting the within subject matter.

                 (M) It is understood and agreed that should any party to this Agreement commence legal proceedings against the other to enforce the terms and provisions of this Agreement, the party losing in such legal proceeding should pay the attorneys' fees and other expenses of the party prevailing in such legal proceedings.

                 (N) It is understood and agreed that this Agreement is the entire agreement of the parties hereto with regard to the subject matter addressed herein and supersedes any prior written or oral agreements between the parties hereto regarding same.





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         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.



                        LESSOR
                        ------

                        CROSSHOST, INC.,
                        a Maryland corporation


                        By:         /s/ MICHAEL S. MCNULTY
                                 ----------------------------------------------
                        Title:      PRESIDENT
                                 ----------------------------------------------

                        LESSEE
                        ------

                        CROSSROADS HOSPITALITY TENANT COMPANY, L. L. C., an affiliate of Crossroads Hospitality Company, L.L.C.


                        By:         /s/ KEVIN P. KILKEARY
                                 ----------------------------------------------
                        Title:      PRESIDENT
                                 ----------------------------------------------


                        CROSSROADS
                        ----------

                        CROSSROADS HOSPITALITY COMPANY, L.L.C.,
                        a Delaware limited liability company


                        By:         /s/ KEVIN P. KILKEARY
                                 ----------------------------------------------
                        Title:      PRESIDENT
                                 ----------------------------------------------






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